EXHIBIT 2

Waddell & Reed Investment Management Company—Tax ID No. 48-1106973

Investment Advisor registered under Section 203 of the Investment Advisors Act of 1940

Ivy Investment Management Company—Tax ID No. 03-0481447

Investment Advisor registered under Section 203 of the Investment Advisors Act of 1940